Exhibit 10.1
Execution Version
STOCKHOLDERS AGREEMENT
STOCKHOLDERS AGREEMENT (this “Agreement”), dated April 25, 2008, between LVB Acquisition, Inc., a Delaware corporation (the “Company”), LVB Acquisition Holding, LLC, a Delaware limited liability company (the “Majority Stockholder”), the Dane A. Miller Trust, an Indiana trust (the “DMT”), and the Mary Louise Miller Trust, an Indiana trust (the “MLMT,” and together with the DMT, the “Stockholders”) and, solely for purposes of Sections 4, 5, 6(e), 6(f), and 10 to 23 hereof, the Sponsors (as defined below).
WHEREAS, on the date hereof, pursuant to subscription agreements, dated as of the date hereof, between the DMT and the Company on the one hand, and between the MLMT and the Company on the other hand (the “Subscription Agreements”), the Company issued to the Stockholders shares of common stock of the Company, par value $0.01 per share (“Common Stock”);
WHEREAS, as a condition of the issuance of shares of Common Stock by the Company to each of the Stockholders, each of the Stockholders is required to execute this Agreement; and
WHEREAS, each of the Stockholders, the Majority Stockholder and the Company desire to enter into this Agreement and to have this Agreement apply to any shares of Common Stock acquired by the Stockholders from whatever source, whether acquired prior to, on, or after the date hereof.
NOW, THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that no Member of the Majority Stockholder shall be deemed an Affiliate of the Majority Stockholder or any of its subsidiaries or parent entities for purposes of this Agreement.
“Agreement” has the meaning set forth in the preamble.
“Biomet” means Biomet Inc., an Indiana corporation.
“Change of Control” means the Transfer or issuance of equity securities of the Company, the Majority Stockholder or Biomet (including by way of a merger, consolidation, amalgamation, share exchange or other form of similar business combination), in a single or series of related transactions, resulting in a Person or Persons other than the Members of the Majority Stockholder as of the date hereof and the Stockholders, in the aggregate, owning, directly or indirectly, a majority of the voting power of Biomet, upon the consummation of such Transfer or issuance.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any successor provision thereto.
“Common Stock” has the meaning set forth in the recitals.
“Company ” has the meaning set forth in the preamble.
“DMT” has the meaning set forth in the preamble.
“Drag-Along Buyer” has the meaning set forth in Section 6(f).
“Drag-Along Notice” has the meaning set forth in Section 6(b).
“Drag-Along Transfer” has the meaning set forth in Section 6(a).

“ERISA ” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Agent” has the meaning set forth in Section 6(f).
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Indirectly Held Biomet Shares” means, with respect to any Person, any shares of common stock of Biomet in which such Person, directly or indirectly, holds a pecuniary interest (as defined in Rule 16a-1 under the Exchange Act).
“Initial Holding Period” has the meaning set forth in Section 2(a).
“Initial Public Offering” or “IPO” means the first underwritten public offering and sale of equity securities of the Company, the Majority Stockholder, Biomet or their respective successors for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Majority Stockholder” has the meaning set forth in the preamble.
“Majority Stockholder Agreement” has the meaning set forth in Section 4(c).
“Member ” means a member of the Majority Stockholder.
“Membership Units” has the meaning set forth in Section 5(a).
“MLMT ” has the meaning set forth in the preamble.

“Offer Notice” has the meaning set forth in Section 4(a)(i).
“Person ” means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.
“Pro Rata Portion” means:
(a) for purposes of Section 4 (with respect to rights of first offer), a number of Shares determined by multiplying (i) the total number of Shares subject to the right of first offer by (ii) a fraction, the numerator of which is the total number of Indirectly Held Biomet Shares of such Sponsor and its Affiliates in the aggregate, and the denominator of which is the total number of Indirectly Held Biomet Shares of the Sponsors who have elected to participate in the right of first offer sale and their respective Affiliates in the aggregate;
(b) for purposes of Section 5 (with respect to tag-along rights), a number of Shares determined by multiplying (i) the total number of Shares held by such Stockholder by (ii) a fraction, the numerator of which is the total number of Indirectly Held Biomet Shares proposed to be Transferred by the Transferring Holder(s), and the denominator of which is the total number of Indirectly Held Biomet Shares of the Transferring Holder(s) in the aggregate; and
(c) for purposes of Section 6 (with respect to drag-along rights), a number of Shares determined by multiplying (i) the total number of Shares held by such Stockholder by (ii) a fraction, the numerator of which is the total number of Indirectly Held Biomet Shares proposed to be Transferred in such Drag-Along Transfer, and the denominator of which is the total number of Indirectly Held Biomet Shares of the Persons participating in such Drag-Along Transfer in the aggregate.
“Qualified Public Offering” or “QPO” means the first underwritten public offering and sale of equity securities of the Company, the Majority Stockholder, Biomet or their respective successors for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act with (i) the aggregate net proceeds to the Company, the Majority Stockholder, Biomet or their respective successors or any selling shareholder as applicable under such offering or sale, in combination with any previous underwritten public offering or sale of equity securities of the Company, the Majority Stockholder, Biomet or their respective successors for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act, in excess of one billion dollars

($1,000,000,000) and (ii) at least fifteen percent (15%) of the equity securities of the Company, the Majority Stockholder, Biomet or their respective successors having been sold in such offerings.
“Registration Rights Agreement” means the Registration Rights Agreement, dated September 27, 2007, as amended from time to time, by and between the Company, the Majority Stockholder, the Members of the Majority Stockholder, Biomet and the Stockholders.
“ROFO Election Period” has the meaning set forth in Section 4(a)(ii).
“Securities Act” means the Securities Act of 1933, as amended.

“Selling Sponsors” has the meaning set forth in Section 6(e).
“Shares ” has the meaning set forth in Section 9.
“Sponsors ” means, collectively, Blackstone Capital Partners V L.P., GS Capital Partners VI Parallel, L.P., KKR Biomet, LLC and TPG Partners V, L.P.
“Stockholders ” has the meaning set forth in the preamble. Each of the Stockholders shall be referred to as a Stockholder.
“Subscription Agreements” has the meaning set forth in the recitals.
“Tag-Along Notice” has the meaning set forth in Section 5(a).
“Tag-Along Transfer” has the meaning set forth in Section 5(a).
“Transfer ” means a transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of any interest, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of law. “Transferred” and “Transferee” shall each have a correlative meaning.
“Transferring Holder” has the meaning set forth in Section 5(a).
2. Limitations on Transfer of Shares.
(a) No Stockholder may Transfer, directly or indirectly, any of its Shares prior to the earlier of (x) September 25, 2012 and (y) an IPO (the “Initial Holding Period”) without first obtaining prior written consent of the Majority Stockholder; provided, that such prohibition shall not apply to Transfers (i) in accordance with Section 3, (ii) pursuant to, or consequent upon, the exercise of the tag-along or drag-along rights set forth in Sections 5 and 6 or (iii) required by applicable law. After the Initial Holding Period, a Stockholder may directly or indirectly Transfer its Shares only in accordance with, and subject to the applicable provisions of, this Agreement.
(b) Notwithstanding the foregoing, in no event shall any Stockholder knowingly Transfer, directly or indirectly, any of its Shares, whether during or after the Initial Holding Period, to any Person reasonably determined by the Majority Stockholder to be a competitor of, or otherwise adverse to, Biomet; provided, that, for the avoidance of doubt, if the Stockholders Transfer Shares to the public following an IPO (i) in a registered public offering or (ii) pursuant to Rule 144 under the Securities Act, the Stockholders shall not be deemed to be have “knowingly” Transferred Shares to a Person that is a competitor of, or otherwise adverse to, Biomet for purposes of this Section 2(b). In addition, a Stockholder shall not be entitled to Transfer, directly or indirectly, any of its Shares at any time if such Transfer would:
(i) violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Shares;

(ii) cause the Company to become subject to the registration requirements of the Investment Company Act; or
(iii) be a “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code.
(c) Any direct or indirect Transfer of any Shares by a Stockholder shall be subject to (w) compliance with all applicable tax, securities and other laws, (x) the agreement by each direct or indirect Transferee (other than as permitted by the Company) in writing to be bound by the terms of this Agreement and, if requested by the Majority Stockholder, the Registration Rights

Agreement, in each case as if such direct or indirect Transferee had been an original signatory hereto or thereto, (y) appropriate limitations on direct or indirect Transfers of interests in the direct or indirect Transferees if such direct or indirect Transferee is not a natural person and (z) such Transfer not resulting in the Company being required to register the Shares under the Securities Act or under the laws of any non-U.S. jurisdictions.
(d) Any purported direct or indirect Transfer of Shares by a Stockholder other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Shares pursuant to any such Transfer.
(e) Except as provided in the Registration Rights Agreement and subject to Section 6 hereof, a transferring Stockholder shall be responsible for any expenses incurred by the Company in connection with any Transfer of Shares by such Stockholder.
3. Certain Permitted Transfers. Subject to Sections 2(b), 2(c), 2(d), 2(e) and 8 (but not subject to Section 4), each Stockholder may Transfer its Shares (a) on the death of the beneficial owner of such Stockholder by bequest or inheritance to such beneficial owner’s executors, administrators, testamentary trustees, legatees or beneficiaries, (b) during the lifetime of the beneficial owner of such Stockholder to the spouse, any lineal ancestor or descendant (including by adoption or stepchildren) of such beneficial owner for estate planning purposes or (c) to any corporation, limited liability company, trust or partnership for estate planning purposes, all of the interests of which are owned by the Stockholder or its beneficial owner and/or one or more of the Persons identified in clauses (a) through (b) above with the prior written consent of the Majority Stockholder (which consent shall not be unreasonably withheld).
4. Right of First Offer.
(a) If a Stockholder desires to directly or indirectly Transfer all or any portion of its respective Shares in accordance with the terms hereof, then the Sponsors shall have a right of first offer over such Shares, which shall be exercised in the following manner:
(i) Such Stockholder shall provide each of the Sponsors with written notice (an “Offer Notice”) of its desire to directly or indirectly Transfer such Shares. The Offer Notice shall specify the number of Shares the Stockholder wishes to directly or indirectly Transfer, the proposed purchase price for such Shares and any other terms and conditions material to the sale proposed by the Stockholder.

(ii) The Sponsors shall have a period of up to ten (10) business days following receipt of the Offer Notice (the “ROFO Election Period”) to elect to purchase (and/or to cause one or more of its Affiliates to purchase), in the aggregate, all, but not less than all, of such Shares on the terms and conditions set forth in the Offer Notice by delivering to the Stockholder a written notice thereof. If more than one of the Sponsors agree to purchase, in the aggregate, all of such Shares, each such Sponsor shall purchase its Pro Rata Portion of the Shares proposed to be sold, unless such Sponsors otherwise agree on the allocation of the purchase of all of such Shares.
(iii) If one or more Sponsors elect to purchase (and/or to cause one or more of its Affiliates to purchase) all of the Shares which are the subject of such proposed Transfer within the ROFO Election Period, such purchase shall be consummated within thirty (30) days after the last day of the ROFO Election Period. If no Sponsor(s) (and/or one or more Affiliates thereof) elects to purchase, in the aggregate, all of the Shares within the ROFO Election Period, the Stockholder may Transfer all of the Shares specified in the Offer Notice at any time within ninety (90) days following such period at a price which is not less than the purchase price specified in the Offer Notice and on terms and conditions no more favorable, in any material respect, to the purchaser than those specified in the Offer Notice.
(b) In connection with the Transfer of all or any portion of a Stockholder’s Shares pursuant to this Section 4, the Stockholder shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against the Stockholder, the Shares to be Transferred being free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws), its record and beneficial ownership of such Shares and having obtained or made all necessary consents, approvals, filings and notices from governmental authorities or third parties to consummate the Transfer.
(c) Each of the Sponsors agree that any Shares acquired by such Sponsor or any Affiliate thereof pursuant to this Section 4 shall be subject to Article VII of the Amended and Restated Limited Liability Company Operating Agreement of the Majority Stockholder (the “Majority Stockholder Agreement”), treating the Shares as Membership Units for such purposes, or the corresponding provisions of the shareholders’ agreement executed pursuant to Section 4.01(b), Section 13.01(a) or

Section 13.01(b) of the Majority Stockholder Agreement, in each case with such changes as necessary to give effect to the intent of this Section.
(d) The provisions of this Section 4 shall not apply to Transfers of Shares (i) in accordance with Section 3; (ii) pursuant to, or consequent upon, the exercise of the tag-along or drag-along rights set forth in Sections 5 and 6; or (iii) pursuant to an IPO or other registered public offering.

5. Tag Along Rights.
(a) If one or more Sponsors and/or Affiliates thereof (a “Transferring Holder”) propose to Transfer Indirectly Held Biomet Shares (a “Tag-Along Transfer”), the Transferring Holder shall promptly give notice (a “Tag-Along Notice”) to each of the Stockholders of any Tag-Along Transfer, setting forth the number of Indirectly Held Biomet Shares proposed to be Transferred, the name and address of the Transferee, the proposed amount and form of consideration for such Indirectly Held Biomet Shares and any other material terms and conditions of the Tag-Along Transfer, including the purpose thereof. Each of the Stockholders shall have a period of fifteen (15) days from the date of the Tag-Along Notice within which to elect to sell up to its Pro Rata Portion of Shares in connection with such Tag-Along Transfer. A Stockholder may exercise such right by delivery of an irrevocable written notice to the Transferring Holder specifying the number of Shares such Stockholder desires to include in the Tag-Along Transfer. If the Transferring Holder is unable to cause the Transferee to purchase all the shares of Common Stock, Shares and/or membership units in the Majority Stockholder (“Membership Units”) representing such Indirectly Held Biomet Shares proposed to be Transferred by the Transferring Holder, the Stockholders and, if applicable, any other Person exercising similar tag-along rights in connection with such Tag-Along Transfer, then the number of shares of Common Stock, Shares and/or Membership Units each such Person is permitted to sell in such Tag-Along Transfer shall be scaled back pro rata based on the number of Indirectly Held Biomet Shares held by such Person relative to the number of Indirectly Held Biomet Shares held by all Persons participating in such Tag-Along Transfer in the aggregate. The Transferring Holder shall have a period of sixty (60) days following the expiration of the fifteen (15) day period mentioned above to sell all the shares of Common Stock, Shares and/or Membership Units agreed to be purchased by the Transferee, on the terms specified in the Tag-Along Notice. In the event that the Transferee wishes to only acquire Membership Units (and not shares of Common Stock or Shares directly), the Majority Stockholder shall, at the request of the Transferring Holder and any Stockholder participating in such Tag-Along Transfer, take such action as may be necessary to facilitate, at the closing of such Tag-Along Transfer, the exchange of such Stockholder’s Shares to be sold in such Tag-Along Transfer for Membership Units or a similar transaction to permit such Stockholder to participate in the Tag-Along Transfer in the manner and on the economic terms contemplated hereby.
(b) Each Stockholder participating in such Tag-Along Transfer shall agree (i) to make the same representations, warranties, covenants, indemnities and agreements to the Transferee as made by the Transferring Holders in connection with the Tag-Along Transfer (other than any non-competition or similar agreements or covenants that would bind such Stockholder), and (ii) to the same terms and conditions to the transfer as the Transferring Holders agree. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Transferring Holder and Stockholder severally and not jointly, and any liability for breach of any such representation, warranty, covenant, indemnity or agreement related to the Company or Biomet shall be allocated among each Person participating in the Tag-Along Transfer pro rata based on the number of Indirectly Held Biomet Shares Transferred by such Person in such Tag-Along Transfer relative to the number of Indirectly Held Biomet Shares Transferred by all Persons in such Tag-Along Transfer, and the aggregate amount of liability for each Person participating in such Tag-Along Transfer shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to such participating Person.

(c) The provisions of this Section 5 shall not apply in the event of (i) Transfers in an IPO or other registered public offering or Transfers of equity securities acquired in the public markets in connection with or following an IPO, (ii) Transfers in accordance with Section 4 or Section 6, (iii) Transfers of Membership Units by any Sponsor or an Affiliate thereof to any of their respective Affiliates, (iv) distributions of shares of Common Stock or Shares by the Majority Stockholder to its Members or (v) a pledge pursuant to a bona fide financing transaction.
6. Drag Along Rights.
(a) At any time prior to a QPO, in connection with a Change of Control, the Majority Stockholder may exercise drag-along rights in accordance with the terms, conditions and procedures set forth herein in connection with such Change of Control (the “Drag-Along Transfer”).
(b) The Majority Stockholder shall promptly give notice (a “Drag-Along Notice”) to each of the Stockholders not later than fifteen (15) days prior to the consummation of the Drag-Along Transfer of the Majority Stockholder’s election to exercise its drag-along rights under this Section 6, setting forth the name and address of the Transferee, the description of the proposed Change of Control transaction, the proposed amount and form of consideration, and all other material terms and conditions of the Drag-Along Transfer. Such notice shall also specify the number of Shares each such Stockholder shall be required to Transfer, up to such Stockholder’s Pro Rata Portion of Shares. Any Transfer of Shares by a Stockholder pursuant to the terms hereof shall be at the price per Share specified in the Drag-Along Notice and each of the Stockholders shall receive the same form and amount of consideration per Indirectly Held Biomet Share as the Majority Stockholder and each Member thereof in connection with the Drag-Along Transfer (which consideration shall not take into account fees or other payments under a management services or similar agreement in connection with a Change of Control).
(c) The Stockholders must agree to the same terms and conditions to the transfer as the other participants in the Drag-Along Transfer agree, including representations, warranties, covenants, indemnities and agreements as made by other participants in the Drag-Along Transfer (other than any non-competition or similar agreements or covenants that would bind the Stockholders); provided, that (i) each of the Stockholders shall only be required to represent and warrant as to its authority to sell, the enforceability of agreements against such Stockholder, the Shares to be Transferred being free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement and pursuant to applicable federal, state and foreign securities laws) and its record and beneficial ownership of such Shares, and (ii) neither of the Stockholders shall be liable for the breach by any other participant in the Drag-Along Transfer of any representation, warranty, covenant, indemnity or agreement of such other participant in connection with the Drag-Along Transfer. Notwithstanding the foregoing, however, all such representations, warranties, covenants, indemnities and agreements shall be made by each Person participating in the Drag-Along Transfer severally and not jointly and any liability for breach of any such representations, warranties, covenants, indemnities or agreements related to the Company or Biomet in connection with the Drag-Along Transfer shall be allocated among each Person participating in the Drag-Along Transfer pro rata based on the number of Indirectly Held Biomet Shares Transferred by such Person in such Drag-Along Transfer relative to the number of Indirectly Held Biomet Shares Transferred by all Persons in such Drag-Along Transfer; provided, that the aggregate amount of liability for each such Person participating in the Drag-Along Transfer shall not exceed the U.S. dollar value of the total consideration to be paid by the Transferee to such participating Person.
(d) In the event that any transfer pursuant to this Section 6 is structured as a merger, consolidation, or similar business combination, each of the Stockholders must further agree to (i) vote in favor of the transaction and (ii) take all action to waive any dissenters, appraisal or other similar rights with respect thereto, to the extent applicable to such transaction.
(e) Solely for purposes of Sections 6(c) and 6(d), in connection with a Change of Control, and in order to secure the performance of such Stockholder’s obligations thereunder, each of the Stockholders hereby irrevocably appoints each of the Sponsors that have agreed to such Change of Control (the “Selling Sponsors”) as its attorney-in-fact and proxy (with full power of substitution) to vote, provide a written consent or take any other action with respect to its Shares as described in this paragraph if, and only in the event that, such Stockholder fails to vote or provide a written consent with respect to its Shares in accordance with the terms of Section 6(d)(i) or fails to take any other action in accordance with the terms of Section 6(c) or Section 6(d)(ii) within three (3) days of a request for such vote, written consent or action. Upon such failure, the Selling Sponsors shall have and are hereby irrevocably granted a proxy to vote or provide a written consent, or take any other action, with respect to such Stockholder’s Shares for the purposes of taking the actions required by Sections 6(c) and 6(d). Each of the Stockholders intends this proxy to be, and it shall be, irrevocable and coupled with an interest, and each of the Stockholders shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 6(c) or Section 6(d) with respect to its Shares.
(f) If a Stockholder fails to transfer the Shares to be sold pursuant to this Section 6 to the applicable acquirer (the “Drag-Along Buyer”), the Selling Sponsors may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $500 million (the “Escrow Agent”), and thereupon all of such Stockholder’s rights in and to such Shares shall terminate. Thereafter, upon delivery to the Company by such Stockholder of appropriate documentation evidencing the transfer of such Shares to the Drag-Along Buyer, the Selling Sponsors shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such Stockholder.
(g) All reasonable costs and expenses incurred by the Stockholders, the Majority Stockholder, the Members thereof, or the Company in connection with any proposed Drag-Along Transfer (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company.

7. Information Rights. It is intended that Biomet will be a reporting company under the Exchange Act and, as such, will publicly file periodic reports with the United State Securities and Exchange Commission. To the extent Biomet is not a reporting company, the regular reports required to be delivered under the senior secured credit facilities of Biomet will be provided to the Stockholders.
8. Termination. This Agreement shall terminate with respect to the Shares immediately following a QPO; provided that Section 2(b) and Sections 10 through 23 hereof shall survive the termination of this Agreement.
9. Distributions With Respect To Shares. As used herein, the term “Shares” includes (i) any shares of Common Stock acquired by the Stockholders from whatever source, whether acquired prior to, on, or after the date hereof, (ii) securities of any kind whatsoever distributed with respect to the Company’s Common Stock acquired by the Stockholders or their respective direct or indirect Transferee(s) or (iii) any such securities resulting from a recapitalization, stock split, consolidation or other reorganization involving such Common Stock.
10. Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the parties at the following addresses (or such other address as such party may specify by notice to the other parties):
If to the Majority Stockholder, to:
LVB Acquisition Holding, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas, 76102
Attention: Clive D. Bode
Facsimile: (817) 871-4088
With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Michael A. Gerstenzang
Facsimile: (212) 225-3999

If to the Company, to:
LVB Acquisition, Inc.
c/o Biomet, Inc.
P.O. Box 587
Warsaw, Indiana 46581-0587
Attention: General Counsel
Facsimile: (574) 372-1960
With a copy to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Michael A. Gerstenzang
Facsimile: (212) 225-3999
If to DMT and/or MLMT, to:
1st Source Bank
Personal Asset Group Management
120 South Lake Street
Warsaw, IN 46580
Attention: John W. Elliot, VP, Trust Officer
Facsimile: 574-268-1299

With a copy to:
Ropes & Gray LLP
1 South Dearborn Street, Suite 2100
Chicago, IL 60603
Attention: James T. Lidbury
Facsimile: (312) 212-4476
If to the Sponsors, to:
Blackstone Capital Partners V L.P.
c/o The Blackstone Group
345 Park Avenue New York, NY 10154
Attention: Chinh E. Chu
Facsimile: (212) 583-5722
and

GS Capital Partners VI Parallel, L.P.
One New York Plaza, 38th Floor
New York, NY 10004
Attention: Ben Adler
Facsimile: (212) 482-3820
and
KKR Biomet, LLC
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025
Attention: Michael W. Michelson
Facsimile: (650) 233-6564
and
TPG Partners V, L.P.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention: Clive D. Bode
Facsimile: (817) 871-4088
With a copy to:
Blackstone Capital Partners V L.P.
c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Attention: Michael Dal Bello
Facsimile: (212) 583-5384
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Michael A. Gerstenzang
Facsimile: (212) 225-3999
and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Robert C. Schwenkel
Facsimile: (212) 859-4000

and
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Peter F. Kerman
Facsimile: (650) 463-2600
or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
11. Confidentiality. Each of the Stockholders agrees that it shall keep confidential, and shall not disclose to any third Person or use for its own benefit, without prior consent of the Majority Stockholder, any non-public information with respect to the Sponsors, the Majority Stockholder, the Company or any of their respective Affiliates or subsidiaries (including any Person in which the Company holds, or contemplates acquiring, an investment) that is in such Stockholder’s possession on the date hereof or disclosed to such Stockholder after the date of this Agreement by or on behalf of the Company or its subsidiaries; provided, that a Stockholder may disclose any such information (i) as has become generally available to the public, (ii) to its advisers who need to know such information and agree to keep it confidential, (iii) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Stockholder and (iv) as may be required in response to any summons or subpoena or in connection with any litigation, it being agreed that, unless such information has been generally available to the public, if such information is being requested pursuant to a summons or subpoena or a discovery request in connection with a litigation, (x) such Stockholder shall give the Company notice of such request and shall cooperate with the Company at the Company’s request so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), such Stockholder (a) shall furnish only that portion of the information which, in accordance with the advice of counsel, is legally required to be furnished and (b) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information.
12. Amendment; Assignment. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by authorized representatives of the parties. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, that (i) the Sponsors may assign their rights under Sections 4, 5 and 6 to Affiliates and (ii) upon a dissolution of the Majority Stockholder, the rights of the Majority Stockholder under this Agreement shall be assigned to the Sponsors and/or their Affiliates that are Members on a pro rata basis based on the relative number of Membership Units held immediately prior to such dissolution.

13. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
14. Entire Agreement. This Agreement together with the Registration Rights Agreement and the Subscription Agreements constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
15. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.
16. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
17. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that the Company determines to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
19. Third Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto, except as provided in Sections 4, 11 and 12.
20. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
21. Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.
22. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
23. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
*    *    *     *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DANE A. MILLER TRUST

By:	/s/ Dane A. Miller
	Name:	Dane A. Miller
	Title:	Trustee

MARY LOUISE MILLER TRUST

By:	/s/ Mary Louise Miller
	Name:	Mary Louise Miller
	Title:	Trustee

LVB ACQUISITION, INC.

By:	/s/ Jeffrey R. Binder
	Name:	Jeffrey R. Binder
Title:

LVB ACQUISITION HOLDING, LLC

By:	/s/ Todd Sisitsky
	Name:	Todd Sisitsky
Title:

Solely for purposes of Sections 4, 5, 6(e), 6(f) and 10 to 23:

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	/s/ Michael Dal Bello
	Name:	Michael Dal Bello
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Managing Director

KKR BIOMET, LLC

By:	/s/ Michael W. Michelson
	Name:	Michael W. Michelson
	Title:	Member

TPG PARTNERS V, L.P.

By:	TPG GenPar V, L.P., its General Partner
By:	TPG Advisors V, Inc., its General Partner

By:	/s/ Clive D. Bode
	Name:	Clive D. Bode
	Title:	Vice President